Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-166770) of Cornerstone Therapeutics Inc. and

(2)	Registration Statements (Form S-8 Nos. 333-119409, 333-125892, 333-131037, 333-133867, 333-156293, 333-161326, and 333-168542) of Cornerstone Therapeutics Inc.

of our reports dated May 12, 2011 and February 5, 2010, with respect to the consolidated financial statements of Cardiokine, Inc. for the years ended December 31, 2010, 2009, and 2008 included in this Current Report (Form 8-K/A) of Cornerstone Therapeutics Inc.

/s/ Ernst and Young LLP

Philadelphia, Pennsylvania

March 16, 2012